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                            PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED APRIL 16, 1999)

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                                 4,849 SHARES

                                 COMMON STOCK

                          KEY ENERGY SERVICES, INC.


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Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
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     The Shares are being issued and delivered to Green-Cohn Group L.L.C.
("Green-Cohn") in satisfaction of a $54,250 obligation to Green-Cohn. The sale price is $11.1875 per share.

     The Shares are not being issued through underwriters, agents or dealers. No fees or commissions are being paid in connection with the issuance of the Shares.





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          The date of this Prospectus Supplement is April 3, 2000.